Verisign Reports Third Quarter 2021 Results

RESTON, VA - Oct. 28, 2021 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the third quarter of 2021.

VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $334 million for the third quarter of 2021, up 5.1 percent from the same quarter in 2020. Verisign reported net income of $157 million and diluted earnings per share (diluted “EPS”) of $1.40 for the third quarter of 2021, compared to net income of $171 million and diluted EPS of $1.49 for the same quarter in 2020. The operating margin was 66.2 percent for the third quarter of 2021 compared to 65.0 percent for the same quarter in 2020.

Net income for the third quarter last year included the recognition of $24 million of previously unrecognized income tax benefits. These benefits resulted from remeasurement of Verisign’s accrual for uncertain tax positions as previously noted in the third quarter 2020 earnings release. This income tax benefit increased diluted EPS by $0.21 for the third quarter of 2020.

“Thanks to the dedication of our worldwide team, Verisign delivered on our mission, and delivered another quarter of solid results,” said Jim Bidzos, Executive Chairman and Chief Executive Officer.

Financial Highlights

•Verisign ended the third quarter of 2021 with cash, cash equivalents and marketable securities of $1.20 billion, an increase of $32 million from the end of 2020.
•Cash flow from operating activities was $260 million for the third quarter of 2021, compared to $140 million for the same quarter in 2020.
•Deferred revenues as of Sept. 30, 2021 totaled $1.16 billion, an increase of $95 million from the end of 2020.
•During the third quarter of 2021, Verisign repurchased 0.8 million shares of its common stock for an aggregate cost of $172 million. As of Sept. 30, 2021, there was $565 million remaining for future share repurchases under the share repurchase program which has no expiration date.

Business Highlights
•Verisign ended the third quarter of 2021 with 172.1 million .com and .net domain name registrations in the domain name base, a 5.1 percent increase from the end of the third quarter of 2020, and a net increase of 1.48 million during the third quarter of 2021.
•During the third quarter of 2021, Verisign processed 10.7 million new domain name registrations for .com and .net, compared to 10.9 million for the same quarter in 2020.
•The final .com and .net renewal rate for the second quarter of 2021 was 75.4 percent compared to 72.8 percent for the same quarter in 2020. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2021 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4776 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.Verisign.com. An audio archive of the call will be available at https://investor.Verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.Verisign.com.

About Verisign

Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, attempted security breaches, cyber-attacks, and DDoS attacks against our systems and services; the introduction of undetected or unknown defects in our systems; vulnerabilities in the global routing system; system interruptions or system failures; damage to our data centers; risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions; any loss or modification of our right to operate the .com and .net gTLDs; changes or challenges to the pricing provisions of the .com Registry Agreement; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; economic, legal and political risks associated with our international operations; the impact of unfavorable tax rules and regulations; risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; the outcome of claims, lawsuits, audits or investigations; the effects of the COVID-19 pandemic; our ability to compete in the highly competitive business environment in which we operate; changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases; our ability to expand our services into developing and emerging economies; our ability to maintain strong relationships with registrars and their resellers; our ability to attract, retain and motivate our highly skilled employees; and our ability to protect and enforce our intellectual property rights. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2020, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: James Barbour, jbarbour@verisign.com, 703-948-3800

©2021 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$256,869	$401,194
Marketable securities	941,552	765,713
Other current assets	65,989	51,033
Total current assets	1,264,410	1,217,940
Property and equipment, net	249,093	245,571
Goodwill	52,527	52,527
Deferred tax assets	65,163	67,914
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	38,514	37,958
Total long-term assets	550,297	548,970
Total assets	$1,814,707	$1,766,910
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$204,511	$208,642
Deferred revenues	843,664	780,051
Total current liabilities	1,048,175	988,693
Long-term deferred revenues	314,089	282,838
Senior notes	1,785,152	1,790,083
Long-term tax and other liabilities	84,869	95,494
Total long-term liabilities	2,184,110	2,168,415
Total liabilities	3,232,285	3,157,108
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 354,154 at September 30, 2021 and 353,789 at December 31, 2020; Outstanding shares: 111,283 at September 30, 2021 and 113,470 at December 31, 2020	13,793,049	14,275,160
Accumulated deficit	(15,207,854)	(15,662,602)
Accumulated other comprehensive loss	(2,773)	(2,756)
Total stockholders’ deficit	(1,417,578)	(1,390,198)
Total liabilities and stockholders’ deficit	$1,814,707	$1,766,910

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$334,242	$317,879	$987,268	$944,768
Costs and expenses:
Cost of revenues	47,801	45,024	142,565	134,205
Sales and marketing	9,410	8,389	28,115	23,883
Research and development	19,566	19,708	59,685	55,268
General and administrative	36,160	38,109	112,212	111,719
Total costs and expenses	112,937	111,230	342,577	325,075
Operating income	221,305	206,649	644,691	619,693
Interest expense	(18,829)	(22,537)	(64,427)	(67,607)
Non-operating income (loss), net	164	775	(1,433)	15,262
Income before income taxes	202,640	184,887	578,831	567,348
Income tax (expense) benefit	(46,018)	(13,908)	(124,083)	90,226
Net income	156,622	170,979	454,748	657,574
Other comprehensive income (loss)	61	(383)	(17)	(120)
Comprehensive income	$156,683	$170,596	$454,731	$657,454

Earnings per share:
Basic	$1.40	$1.49	$4.05	$5.70
Diluted	$1.40	$1.49	$4.04	$5.68
Shares used to compute earnings per share
Basic	111,664	114,655	112,389	115,456
Diluted	111,793	114,831	112,530	115,699

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$454,748	$657,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	35,609	34,463
Stock-based compensation	41,019	36,106
Other, net	5,410	(8,482)
Changes in operating assets and liabilities:
Other assets	(19,735)	(11,107)
Accounts payable and accrued liabilities	(5,529)	(5,912)
Deferred revenues	94,863	27,673
Net deferred income taxes and other long-term tax liabilities	(5,476)	(195,353)
Net cash provided by operating activities	600,909	534,962
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	2,246,148	1,804,541
Purchases of marketable securities	(2,421,705)	(2,093,437)
Purchases of property and equipment	(39,536)	(36,933)
Proceeds received related to sale of business	—	20,009
Net cash used in investing activities	(215,093)	(305,820)
Cash flows from financing activities:
Repayment of borrowings	(750,000)	—
Proceeds from senior note issuance, net of issuance costs	741,075	—
Repurchases of common stock	(536,797)	(603,705)
Proceeds from employee stock purchase plan	12,404	12,577
Net cash used in financing activities	(533,318)	(591,128)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(600)	(506)
Net decrease in cash, cash equivalents, and restricted cash	(148,102)	(362,492)
Cash, cash equivalents, and restricted cash at beginning of period	410,601	517,601
Cash, cash equivalents, and restricted cash at end of period	$262,499	$155,109
Supplemental cash flow disclosures:
Cash paid for interest	$61,845	$56,860
Cash paid for income taxes, net of refunds received	$132,202	$105,258